UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2008

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   Other Events.

On April 18, 2008, Renovis, Inc. (“Renovis”) issued a press release announcing that RiskMetrics Group, through its subsidiary ISS Governance Services, a provider of proxy advisory services, issued a recommendation that stockholders vote for the proposal to adopt the Agreement and Plan of Merger, dated as of September 18, 2007, made and entered into by and between Evotec AG, a stock corporation organized and existing under the laws of the Federal Republic of Germany, and Renovis, as amended to date (the “Merger Agreement”), and to approve the merger and related transactions on the terms described in the Merger Agreement. A copy of the press release is attached hereto as an exhibit and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Renovis, dated April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: April 18, 2008	By	/s/ Jeffrey S. Farrow
	Name:	Jeffrey S. Farrow
	Title:	Vice President of Finance and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Renovis, dated April 18, 2008.